UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant To Section 13 or 15 (d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 6, 2013

BBCN BANCORP, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-50245	95-4170121
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3731 Wilshire Boulevard
Suite 1000
Los Angeles, CA 90010
(Address of principal executive offices)

Registrant’s telephone number, including area code: (213) 639-1700

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 6, 2013, the Board of Directors of BBCN Bancorp, Inc. (the “Company”), the holding company of BBCN Bank (the “Bank”) approved the following board and management changes:

  Kevin S. Kim, 55, Chairman of the Company and Bank Boards of Directors, was appointed to the additional positions of President and Chief Executive Officer of BBCN Bancorp, effective immediately;
  Scott Yoon-Suk Whang, 67, was named Lead Independent Director of BBCN Bancorp, in addition to his current title as Vice Chairman of the Company and Bank Boards, effective immediately; and
  Deputy Chief Financial Officer Douglas J. Goddard, 60, was appointed to succeed Philip E. Guldeman, 68, as Chief Financial Officer of the Company and BBCN Bank (the “Bank”), effective March 31, 2013.

Mr. Kim was named Chairman of BBCN Bancorp in May 2012 and has served as a director of BBCN Bancorp and Chairman of BBCN Bank since December 2011, upon the merger of Center Financial Corporation with Nara Bancorp, Inc. and Nara Bank with Center Bank.  Formerly a director of Center Financial and Center Bank from 2008 until the merger of equals, Mr. Kim was the lead negotiator from Center resulting in the creation of BBCN.  A Certified Public Accountant and attorney, Mr. Kim has been practicing law for 18 years, with a focus in corporate and business transactions, business acquisitions, tax planning, and real estate transactions.  He began his professional career as an auditor working at two of the largest public accounting firms for approximately 10 years and received his B.A. degree with a major in English and a minor in international trade from Hankuk University of Foreign Studies in Seoul, Korea. Mr. Kim continued his studies in the United States, earning an M.B.A. degree from the Anderson School of Management, the University of California, Los Angeles, and a J.D. from Loyola Law School in California.

Mr. Whang was named Vice Chairman of BBCN Bancorp in May 2012 and has served as Vice Chairman of BBCN Bank since December 2011.  Originally a director of the former Nara Bancorp and Nara Bank since 2007, Mr. Whang was the lead negotiator from Nara resulting in the creation of BBCN.  A recognized entrepreneur, he has successfully established three companies over the past 20 years, including Codra Enterprises, Avalanche Publishing, Inc., and Orange Circle Studios.  In 2006, Mr. Whang was chosen as entrepreneur of the year by the Korean American Chamber of Commerce in recognition of his success in the mainstream publishing industry and as an exemplary minority entrepreneur. Previously, Mr. Whang held various management positions with Daewoo Corporation, where he began his career in the early 1970s until he resigned from the position as President of the Western Division of Daewoo International (America) in 1985.  Mr. Whang graduated from the College of Business Administration at Seoul National University with a B.A. degree in international economics.

As Executive Vice President and Deputy Chief Financial Officer of BBCN since December 2011, Mr. Goddard has been responsible for the integration of the financial functions of the Company and heading BBCN’s strategic acquisition strategies.  With more than 25 years of experience with financial institutions, he joined Center Financial in June 2010 as Interim Chief Financial Officer.  From 1997 through 2009, Mr. Goddard was Executive Vice President and Chief Financial Officer of the former First Federal Bank of California. He began his professional career as an auditor in 1974 at KPMG LLP.  A Certified Public Accountant, Mr. Goddard earned his B.A. degree in economics and accounting from Claremont McKenna College, where he graduated cum laude with departmental honors.

Mr. Kim’s compensation as President and Chief Executive Officer has not yet been determined. Mr. Kim will be eligible to participate in the Company’s bonus compensation, equity incentive plans and other standard employee benefits.  Following the Board’s determination of Mr. Kim’s compensation package as a result of his assumption of the role of Chief Executive Officer and President of the Company, the Company will file an amendment to this Form 8-K.

Mr. Goddard will currently continue to receive compensation under his existing employment arrangement which provides for a base salary of $255,000 and car allowance of $13,800 per year.  In addition, Mr. Goddard is eligible to participate in the Bank’s Performance Incentive Plan. Following the Board’s determination of any changes to Mr. Goddard’s compensation package as a result of his assumption of the role of Chief Financial Officer, the Company and the Bank will file an amendment to this Form 8-K.

There are no family relationships between Mr. Kim or Mr. Goddard and any other directors, or executive officers of the Company.  There are no relationships between Mr. Kim or Mr. Goddard and the Company which would otherwise require disclosure under Item 404(a) of Regulation S-K.

A copy of the press release announcing these changes is included attached to this Report as Exhibit 99.1 and is also incorporated herein by reference.

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

On March 6, 2013, the Board of Directors of the Company, amended Section 8.2 of the Company’s Bylaws to allow the Chairman of the Board to also serve as Chief Executive Officer. A copy of the amendment is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01 Exhibits and Financial Statements

(d)	Exhibits

	Exhibit No.	Exhibit

	3.1	Amended Section 8.2 of the Bylaws of BBCN Bancorp, Inc., dated March 6, 2013

	99.1	Press Release issued by BBCN Bancorp, Inc. dated March 7, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BBCN BANCORP, INC.

Date:	March 12, 2013	By:	/s/ Bonita I. Lee
Name: Bonita I. Lee
Title: Acting President & Chief Operating
Officer

Exhibit Index

Exhibit No.	Exhibit

3.1	Amended Section 8.2 of the Bylaws of BBCN Bancorp, Inc., dated March 6, 2013

99.1	Press Release issued by BBCN Bancorp, Inc. dated March 7, 2013